EXHIBIT 10.24

                         AMENDED AND RESTATED GUARANTEE

     AMENDED AND RESTATED GUARANTEE, dated as of March 18, 1999 (as amended, supplemented or otherwise modified from time to time, the "Guarantee"), made by RAYTHEON COMPANY, a Delaware corporation ("Raytheon", together with its successors and assigns permitted herein, the "Guarantor"), in favor of the Purchasers referred to below and BANK OF AMERICA NATIONAL TRUST AND SAVINGS ASSOCIATION, as managing facility agent (in such capacity, the "Managing Facility Agent") for such Purchasers.

                              W I T N E S S E T H :

                  WHEREAS, pursuant to the Purchase and Sale Agreement, dated as of March 20, 1997 (as amended, supplemented or otherwise modified from time to time, the "1997 Agreement"), among Raytheon Aircraft Credit Corporation ("RACC"), as servicer (in such capacity, the "Servicer"), Raytheon Aircraft Receivables Corporation ("RARC"), as seller (the "Seller"), the financial institutions from time to time parties thereto, the several co-agents parties thereto, the several agents parties thereto and Swiss Bank Corporation, New York Branch ("SBC"), Raytheon entered into the Guarantee dated as of March 20, 1997 (as amended, supplemented or otherwise modified from time to time, the "1997 Guarantee"), in favor of the Purchasers referred to in the 1997 Agreement and SBC, as administrative agent for such Purchasers;

                  WHEREAS, the 1997 Agreement is being amended and restated by the Amended and Restated Purchase and Sale Agreement (the "Purchase Agreement"), dated as of March 18, 1999, among RARC, as Seller, RACC, as Servicer, the financial institutions and special purpose corporations from time to time parties to the Purchase Agreement (the "Purchasers"), the Managing Facility Agent, Bank of America National Trust and Savings Association and The Chase Manhattan Bank, as Co-Administrative Agents for the Purchasers (in such capacity, a "Co-Administrative Agent"), The Chase Manhattan Bank, as Syndication Agent (in such capacity, the "Syndication Agent"), Citibank, N.A. and Credit Suisse First Boston, as Co-Syndication Agents (in such capacity, a "Co-Syndication Agent"), and each Administrative Agent party thereto.

                  WHEREAS, pursuant to the Purchase Agreement, the Purchasers have severally agreed to purchase from the Seller from time to time hereafter undivided interests in certain Receivables generated in the Seller's ordinary course of business;

                  WHEREAS, the Purchasers desire to continue the guarantee by the Guarantor of the obligations under the 1997 Agreement, and the Guarantor is willing to continue such guarantees and to guarantee the obligations of the Seller and the Servicer under the Purchase Agreement as set forth herein;
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                                       2

                  WHEREAS, pursuant to the Amended and Restated Repurchase Agreement, dated as of March 18, 1999 (as amended, supplemented or otherwise modified from time to time, the "Repurchase Agreement"), made by Raytheon Aircraft Company, a Kansas corporation (together with its successors and assigns permitted herein, "RAC"), in favor of the Purchasers and the Managing Facility Agent, RAC has agreed to repurchase certain Defaulted Receivables from the Purchasers;

                  WHEREAS, the Purchasers also desire the Guarantor to continue the guarantee of the obligations of RAC under the Repurchase Agreement, and the Guarantor is also willing to continue the guarantee of the obligations of RAC under the Repurchase Agreement as set forth herein;

                  WHEREAS, it is a condition precedent to the obligations of the Purchasers to make their respective purchases from the Seller under the Purchase Agreement that the Guarantor shall have executed and delivered this Guarantee to the Managing Facility Agent for the ratable benefit of the Purchasers;

                  WHEREAS, the Guarantor is the indirect parent of RAC, the Seller and the Servicer and it is to the advantage of the Guarantor that the Purchasers purchase certain Receivables from the Seller; and

                  WHEREAS, the parties hereto desire to restate the 1997 Guarantee as so amended modified and supplemented in its entirety;

                  NOW THEREFORE, in consideration of the premises and to induce the Managing Facility Agent and the Purchasers to enter into the Purchase Agreement and to induce the Purchasers to make their respective purchases from the Seller under the Purchase Agreement, the Guarantor hereby agrees with the Managing Facility Agent, for the ratable benefit of the Purchasers, as follows:

1. Defined Terms. Terms defined in the preamble hereof and the recitals hereto and terms defined in the Purchase Agreement and used herein without definition shall have their defined meanings when used herein, and the following terms shall have the following meanings:

     "Debt": indebtedness for money borrowed.

     "Material Subsidiary": at any time, a Subsidiary of Raytheon which as of such time meets the definition of a "significant subsidiary" as in effect at the Closing Date in Regulation S-X of the Securities and Exchange Commission.

     "Obligations": all obligations and liabilities of the Seller, the Servicer or RAC to the Managing Facility Agent or any Purchaser, whether direct or indirect, absolute or contingent, due or to become due, or now existing or hereafter incurred, which may arise under, pursuant to, out of, or in connection with, the Purchase Agreement or the Repurchase Agreement (including, without limitation, interest accruing after the filing of any petition in bankruptcy, or the commencement of any insolvency, reorganization or like proceeding, relating to the Seller, the Servicer or RAC, whether or not a claim for post-filing or post-petition interest is allowed in such proceeding) and any other Purchase Document and any other document made, delivered or given in connection therewith or herewith, whether on account of Collections, deposit obligations, repurchase obligations (including, without limitation, repurchase obligations arising under subsections 2.7(b), 2.10, 2.11 and 2.12 of the Purchase Agreement and under
Section 2 of the Repurchase Agreement), payments required to be made pursuant to subsection 2.18 of the Purchase Agreement, all obligations of the Seller pursuant to subsections 11.11 and 11.12 of the Purchase Agreement, payments on account of adjusted Receivables, principal, interest, reimbursement obligations, fees, indemnities, costs, expenses (including, without limitation, all fees and disbursements of counsel to the Managing Facility Agent or the Purchasers (including, but not limited to, allocated costs of in-house counsel and costs incurred by counsel with respect to the Foreign Receivables) that are required to be paid by the Seller, the Servicer or RAC pursuant to the terms of the Purchase Agreement or the Repurchase Agreement, as the case may be) or otherwise.

     "Principal Property": the Guarantor's principal office building and any manufacturing plant or principal research facility of the Guarantor or any Subsidiary of the Guarantor which is located within the United States of America or Canada, except any such principal office building, plant or facility which the Board of Directors by resolution declares is not of material importance to the total business conducted by the Guarantor and its Subsidiaries as an entirety.

2. Guarantee. (a) The Guarantor hereby unconditionally and irrevocably guarantees to the Managing Facility Agent for the ratable benefit of the Managing Facility Agent and the Purchasers the prompt and complete payment by the Seller, the Servicer and RAC when due (whether at the stated maturity or otherwise) of the Obligations. Such guarantee shall be a guarantee of payment.

     (b) The Guarantor further unconditionally and irrevocably covenants and agrees with the Managing Facility Agent for the ratable benefit of the Managing Facility Agent and the Purchasers that the Guarantor will cause each of the Seller, the Servicer and RAC duly and punctually to perform and observe all of their respective terms, conditions, covenants, agreements and indemnities under the Purchase Agreement and the Repurchase Agreement, including but not limited to the obligations of the Seller pursuant to subsection 2.6 and 2.10 of the Purchase Agreement and the obligations of RAC pursuant to Sections 2 and 3 of the Repurchase Agreement, and any other document executed and delivered by the Seller, the Servicer or RAC in connection therewith, strictly in accordance with the terms thereof, and that if for any reason whatsoever the Seller, the Servicer or RAC shall fail so to perform and observe such terms, conditions, covenants, agreements and indemnities, the Guarantor will duly and punctually perform and observe the same.

     (c) The Guarantor further agrees to pay any and all expenses (including, without limitation, all reasonable fees and disbursements of counsel) which may be paid or incurred by the Managing Facility Agent or any Purchaser in enforcing or preserving any of their rights under this Guarantee.

     (d) The Guarantor agrees that whenever, at any time, or from time to time, it shall make any payment to the Managing Facility Agent or any Purchaser on account of its liability hereunder, it will notify the Managing Facility Agent and such Purchaser, if applicable, in writing that such payment is made under this Guarantee for such purpose. No payment or payments made by the Seller, the Servicer, RAC or any other Person or received or collected by the Managing Facility Agent or any Purchaser from the Seller, the Servicer, RAC or any other Person by virtue of any action or proceeding or any set-off or appropriation or application, at any time or from time to time, in reduction of or in payment of the Obligations shall be deemed to modify, reduce, release or otherwise affect the liability of the Guarantor hereunder which shall, notwithstanding any such payment or payments, continue until the Obligations are paid in full and the Commitments are terminated. This Guarantee shall remain in full force and effect until the Obligations are paid in full and the Commitments are terminated, notwithstanding that from time to time prior thereto the Seller, the Servicer and/or RAC may be free from any Obligations.

     (e) Notwithstanding anything herein to the contrary, the Guarantor, in lieu of paying or depositing the amount required to repurchase any Purchased Receivable pursuant to the Purchase Agreement or the Repurchase Agreement, may purchase such Receivable directly from the Purchasers in accordance with the provisions of the Purchase Agreement or the Repurchase Agreement, as the case may be, for repurchases as if the Guarantor were the Seller or RAC thereunder.

     3. Right of Set-off. Upon the occurrence and continuance of a Rating Event or of an Amortization Event of the type described in subsection 8.1(a), (b), (i) or (j) of the Purchase Agreement, the Managing Facility Agent and each Purchaser are hereby irrevocably authorized at any time and from time to time without notice to the Guarantor, any such notice being hereby waived by the Guarantor, to set off and appropriate and apply any and all deposits (general or special, time or demand, provisional or final), in any currency, and any other credits, indebtedness or claims, in any currency, in each case whether direct or indirect, absolute or contingent, matured or unmatured, at any time held or owing by the Managing Facility Agent or such Purchaser to or for the credit or the account of the Guarantor, or any part thereof in such amounts as the Managing Facility Agent or such Purchaser may elect, on account of the liabilities of the Guarantor hereunder and claims of every nature and description of the Managing Facility Agent or any Purchaser against the Guarantor, in any currency, whether arising hereunder, under the Purchase Agreement or under the Repurchase Agreement, as the Managing Facility Agent or such Purchaser may elect, whether or not the Managing Facility Agent or such Purchaser has made any demand for payment and although such liabilities and claims may be contingent or unmatured. The Managing Facility Agent and such Purchaser shall notify the Guarantor promptly of any such set-off made by it and the application made by it of the proceeds thereof, provided that the failure to give such notice shall not affect the validity of such set-off and application. The rights of the Managing Facility Agent and each Purchaser under this paragraph are in addition to other rights and remedies (including, without limitation, other rights of set-off) which the Managing Facility Agent or such Purchaser may have.
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                                       5

     4. No Subrogation, Contribution, Reimbursement or Indemnity. Notwithstanding anything to the contrary in this Guarantee, the Guarantor hereby irrevocably waives all rights which may have arisen in connection with this Guarantee to be subrogated to any of the rights (whether contractual, under Title 11 of the United States Code, including Section 509 thereof, under common law or otherwise) of the Managing Facility Agent and the Purchasers against the Seller, the Servicer or RAC or against any right of offset of the Managing Facility Agent and the Purchasers with respect to the Obligations. The Guarantor hereby further irrevocably waives all contractual, common law, statutory or other rights of reimbursement, contribution, exoneration or indemnity (or any similar right) from or against the Seller, the Servicer, RAC or any other Person which may have arisen in connection with this Guarantee. So long as any Obligations remain outstanding, if any amount shall be paid by or on behalf of the Seller, the Servicer or RAC to the Guarantor on account of any of the rights waived in this paragraph, such amount shall be held by the Guarantor in trust, segregated from other funds of the Guarantor, and shall, forthwith upon receipt by the Guarantor (duly endorsed by the Guarantor to the Managing Facility Agent, if required), be applied against the Obligations, whether matured or unmatured, in such order as the Managing Facility Agent may determine. The provisions of this paragraph shall survive the termination of the Purchase Agreement and the Repurchase Agreement and the payment in full of the Obligations; provided that the foregoing waiver shall be of no force and effect 370 days following the termination of the Purchase Agreement and the Repurchase Agreement and the payment in full of the Obligations but only if during such 370-day period none of the Seller, the Servicer, RAC or the Guarantor shall have commenced or have commenced against it a bankruptcy proceeding under Title 11 of the United States Code.

     5. Amendments, etc. with respect to the Obligations. The Guarantor shall remain obligated hereunder notwithstanding that, without any reservation of rights against the Guarantor, and without notice to or further assent by the Guarantor, any demand for payment of any of the Obligations made by the Managing Facility Agent or any Purchaser may be rescinded by the Managing Facility Agent or such Purchaser, and any of the Obligations continued, and the Obligations, or the liability of any other party upon or for any part thereof, or any collateral security or guarantee therefor or right of offset with respect thereto, may, from time to time, in whole or in part, be renewed, extended, amended, modified, accelerated, compromised, waived, surrendered or released by the Managing Facility Agent or any Purchaser, and the Purchase Agreement, the Repurchase Agreement, any other Purchase Document or any other documents executed and delivered in connection therewith may be amended, modified, supplemented or terminated, in whole or in part, as the Purchasers (or the Required Purchasers, as the case may be) may deem advisable from time to time, and any collateral security, guarantee or right of offset at any time held by the Managing Facility Agent or any Purchaser for the payment of the Obligations may be sold, exchanged, waived, surrendered or released. Neither the Managing Facility Agent nor any Purchaser shall have any obligation to protect, secure, perfect or insure any Lien at any time held by it as security for the Obligations or for this Guarantee or any property subject thereto.

     6. Guarantee Absolute and Unconditional. The Guarantor waives any and all notice of the creation, renewal, extension or accrual of any of the Obligations and notice of or proof of reliance by the Managing Facility Agent or any Purchaser upon this Guarantee or acceptance of this Guarantee; the Obligations, and any of them, shall conclusively be deemed to have been created, contracted or incurred in reliance upon this Guarantee; and all dealings between the Seller, the Servicer, RAC or the Guarantor, on the one hand, and the Managing Facility Agent and the Purchasers, on the other, shall likewise be conclusively presumed to have been had or consummated in reliance upon this Guarantee. The Guarantor waives diligence, presentment, protest, demand for payment and notice of default or nonpayment to or upon the Seller, the Servicer, RAC or the Guarantor with respect to the Obligations. This Guarantee shall be construed as a continuing, absolute and unconditional guarantee without regard to the validity or enforceability of the Purchase Agreement, the Repurchase Agreement, the Assignments, the FAA Assignments, the Foreign Assignments, the Bailment Agreement or any other document or instrument executed in connection with any of the foregoing documents, any of the Obligations or any collateral security therefor or guarantee or right of offset with respect thereto at any time or from time to time held by the Managing Facility Agent or any Purchaser, any defense which relates, directly or indirectly, to the matters covered by the representations and warranties set forth in Section 4 of the Purchase Agreement or Section 8 of the Repurchase Agreement or set-off which in either case may at any time be available to or be asserted by the Seller, the Servicer or RAC against the Managing Facility Agent or any Purchaser, or any other circumstance whatsoever (with or without notice to or knowledge of the Seller, the Servicer, RAC or the Guarantor) which constitutes, or might be construed to constitute, an equitable or legal discharge of the Seller, the Servicer or RAC for the Obligations, or of the Guarantor under this Guarantee, in bankruptcy or in any other instance; provided that this clause (c) shall not prevent the Guarantor from being discharged from its obligations under this Guarantee pursuant to confirmation of a plan of reorganization under Chapter 11 of the United States Code in a case in which the Guarantor is the debtor. When the Managing Facility Agent, or any Purchaser is pursuing its rights and remedies hereunder against the Guarantor, the Managing Facility Agent or such Purchaser may, but shall be under no obligation to, pursue such rights and remedies as it may have against the Seller, the Servicer, RAC or any other Person or against any collateral security or guarantee for the Obligations or any right of offset with respect thereto, and any failure by the Managing Facility Agent or any Purchaser to pursue such other rights or remedies or to collect any payments from the Seller, the Servicer, RAC or any such other Person or to realize upon any such collateral security or guarantee or to exercise any such right of offset, or any release of the Seller, the Servicer, RAC or any such other Person or of any such collateral security, guarantee or right of offset, shall not relieve the Guarantor of any liability hereunder, and shall not impair or affect the rights and remedies, whether express, implied or available as a matter of law, of the Managing Facility Agent and the Purchasers against the Guarantor.

     7. Reinstatement. This Guarantee shall continue to be effective, or be reinstated, as the case may be, if at any time payment, or any part thereof, of any of the Obligations is rescinded or must otherwise be restored or returned by the Managing Facility Agent or any Purchaser upon the insolvency, bankruptcy, dissolution, liquidation or reorganization of the Seller, the Servicer or RAC or upon or as a result of the appointment of a receiver, intervenor or conservator of, or trustee or similar officer for, the Seller, the Servicer, RAC or any substantial part of its property, or otherwise, all as though such payments had not been made.

     8. Payments. The Guarantor hereby agrees that the Obligations will be paid to the Managing Facility Agent in immediately available funds without set-off in U.S. Dollars at the office of the Managing Facility Agent at the address specified in subsection 11.2 of the Purchase Agreement.

     9. Representations and Warranties. The Guarantor represents and warrants to the Managing Facility Agent and the Purchasers that:

(a) the Guarantor is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation, has the corporate power and authority and the legal right to own and operate its property, to lease the property it operates and to conduct the business in which it is currently engaged, is duly qualified and in good standing under the laws of each jurisdiction where its ownership, lease or operation of property or the conduct of its business requires such qualification except where the failure so to qualify could not reasonably be expected to have a material adverse effect on the business, operations, property or financial or other condition of the Guarantor and its consolidated Subsidiaries taken as a whole or on the ability of the Guarantor to perform its obligations hereunder and is in compliance with all Requirements of Law except to the extent that the failure to comply therewith could not, in the aggregate, reasonably be expected to have a material adverse effect on the business, operations, property or financial or other condition of the Guarantor and its consolidated Subsidiaries taken as a whole or on the ability of the Guarantor to perform its obligations hereunder;

(b) the Guarantor has the corporate power and authority and the legal right to execute and deliver, and to perform its obligations under, this Guarantee, and has taken all necessary corporate action to authorize its execution, delivery and performance of this Guarantee;

(c) this Guarantee has been duly executed and delivered on behalf of the Guarantor and this Guarantee constitutes a legal, valid and binding obligation of the Guarantor enforceable in accordance with its terms, except as enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors' rights generally (whether enforcement is sought by proceedings in equity or at law);

(d) the execution, delivery and performance of this Guarantee will not violate any provision of any Requirement of Law or Contractual Obligation of the Guarantor or any of its Material Subsidiaries except to the extent that such violation could not, in the aggregate, reasonably be expected to have a material adverse effect on the business, operations, property or financial or other condition of the Guarantor and its consolidated Subsidiaries taken as a whole or on the ability of the Guarantor to perform its obligations hereunder, and will not result in or require the creation or imposition of any Lien on any of the properties or revenues of the Guarantor or any of its Material Subsidiaries pursuant to any Requirement of Law or Contractual Obligation of the Guarantor or such Material Subsidiary;

(e) no consent or authorization of, filing with, or other act by or in respect of, any arbitrator or Governmental Authority and no consent of any other Person (including, without limitation, any stockholder or creditor of the Guarantor) is required in connection with the execution, delivery, performance, validity or enforceability of this Guarantee;

(f) no litigation, investigation or proceeding of or before any arbitrator or Governmental Authority is pending or, to the knowledge of the Guarantor, threatened by or against the Guarantor or any of its Material Subsidiaries or against any of their respective properties or revenues with respect to this Guarantee or any of the transactions contemplated hereby or which, individually or in the aggregate, could reasonably be expected to have a material adverse effect on the business, operations, property or financial or other condition of the Guarantor and its consolidated Subsidiaries taken as a whole or on the ability of the Guarantor to perform its obligations hereunder;

(g) no tax Lien has been filed, and, to the knowledge of the Guarantor, no claim is being asserted, with respect to any such tax, fee or other charge which could reasonably be expected to have a material adverse effect on the business, operations, property or financial or other condition of the Guarantor and its consolidated Subsidiaries taken as a whole or on the ability of the Guarantor to perform its obligations hereunder;

(h) the consolidated balance sheet of the Guarantor and its consolidated Subsidiaries as at the last day of the fiscal year of the Guarantor most recently ended at least 90 days prior to the date this representation and warranty is made and the related statements of income, stockholders' equity and cash flows for such fiscal year of the Guarantor then ended, reported on by Coopers & Lybrand or other comparable independent certified public accountants and set forth in the Guarantor's applicable Form 10-K, as filed with the Securities and Exchange Commission (the "SEC") (or if not required to be so filed, as delivered to the Purchasers), are complete and correct, have been prepared in accordance with GAAP applied consistently throughout the period involved (except for any changes disclosed therein) and present fairly the consolidated financial condition of the Guarantor and its consolidated Subsidiaries as at such date and the results of its operations for such fiscal year;

(i) the unaudited consolidated balance sheet of the Guarantor and its consolidated Subsidiaries as at the end of the fiscal quarter of the Guarantor most recently ended at least 45 days prior to the date this representation and warranty is made and the related statements of income, stockholders' equity and cash flows for the portion of the Guarantor's fiscal year then ended, as set forth in the Guarantor's applicable quarterly report on Form 10-Q for such quarter, as filed with the SEC (or if not required to be so filed, as delivered to the Purchasers), are complete and correct, have been prepared in accordance with GAAP applied consistently throughout the period involved (except for any changes disclosed therein) and present fairly the consolidated financial condition of the Guarantor and its consolidated Subsidiaries as at such date and the results of its operations for such fiscal quarter (subject to all adjustments, which are of a normal recurring nature, necessary to a fair presentation of the consolidated financial statements of Raytheon and its consolidated Subsidiaries for the interim period reflected therein); and

(j) since December 31, 1995, there has been no material adverse change (other than as disclosed in the Guarantor's quarterly reports on Form 10-Q for the quarters ended since December 31, 1995, the change in the Guarantor's credit rating announced by S&P and Moody's, the possible divestiture of the Guarantor's Appliance Group announced in the Guarantor's press release dated February 23, 1997, the purchase by the Guarantor of the Defense Systems and Electronics Business of Texas Instruments Incorporated described in the Guarantor's report on Form 8K filed January 6, 1997 and the merger of the Guarantor with the Defense Business of Hughes Electronics Corporation described in the Guarantor's report on Form 8K filed January 17, 1997) in the business, operations, property or financial or other condition of the Guarantor and its consolidated Subsidiaries taken as a whole.

     The Guarantor agrees that the foregoing representations and warranties (other than the representation set forth in clause (j)) shall be deemed to have been made by the Guarantor on each date required by subsection 5.2(a) of the Purchase Agreement.

     10. Covenants. The Guarantor hereby agrees that until the Obligations are paid in full and the Commitments are terminated, it shall and (except in the case of paragraphs (a), (b), (c), (d), (j)(1), (k), (l) and (m) below) shall cause each of its Material Subsidiaries to:

(a) Deliver to the Managing Facility Agent, with sufficient copies for each Purchaser, all reports and notices filed with the SEC, promptly after the filing thereof, including, without limitation, the Guarantor's quarterly reports on Forms 10-Q and annual reports on Form 10-K; provided that if the Guarantor is no longer required to file such forms with the SEC, the Guarantor shall deliver to the Managing Facility Agent and the Purchasers comparable periodic financial information for comparable periods at the same time as such reports are required to be filed, certified as requested by the Managing Facility Agent in a form consistent with the representations and warranties set forth in paragraphs 9(h) and (i).

(b) Promptly give notice to the Managing Facility Agent and each Purchaser of the occurrence of any Amortization Event or Ineligibility Event of which it has knowledge, the occurrence of any Rating Event, Discount Event or Remittance Event and (iii) the occurrence of any event which causes a Ratings Adjustment.

(c) At its own expense timely and fully perform and comply with, and enforce and defend, or, with respect to Affiliate Receivables, cause the related Affiliate Obligor to perform and comply with and enforce and defend, all material provisions, covenants and other promises (which promises are required to be observed by it) under the Contracts (other than the payment by such Affiliate Obligor of the principal of and interest on the promissory note included in such Contract) and with respect to the Financed Aircraft related to the Purchased Receivables; and defend the right, title and interest of the Managing Facility Agent and each Purchaser in and to such Purchased Receivable, the Collections with respect thereto and the related Contract and Financed Aircraft against the claims and demands of any Persons whomsoever (other than of the Managing Facility Agent or any Purchaser).

(d) Not convey, sell, lease, assign, transfer or otherwise dispose of all or substantially all the property, business or assets of the Guarantor to any Person or Persons unless such Person or Persons delivers a written assumption of the Guarantor's obligations under this Guarantee (which assumption shall not release the Guarantor hereunder) and a legal opinion with respect thereto, all satisfactory in form and substance to the Managing Facility Agent and its counsel.

(e)(i) Not issue, assume or guarantee any Debt on or after the date hereof, if such Debt is secured by a mortgage, pledge, security interest or lien (any mortgage, pledge, security interest or lien being hereinafter in this subsection 10(e) referred to as a "mortgage" or "mortgages") upon any Principal Property, or any shares of stock or indebtedness of any Subsidiary, whether now owned or hereafter acquired, without in any such case effectively providing, concurrently with the issuance, assumption or guarantee of any such Debt, that this Guarantee (together with, if the Guarantor shall so determine, any other indebtedness of or guaranteed by the Guarantor or such Subsidiary ranking equally with the Guarantor and then existing or thereafter created) shall be secured equally and ratably with (or prior to) such Debt; provided however, that the foregoing restriction shall not apply to:

     (A) mortgages on any Principal Property, shares of stock or indebtedness of any corporation existing at the time such corporation becomes a Subsidiary;

     (B) mortgages on any Principal Property acquired, constructed or improved by the Guarantor or any Subsidiary after the date hereof which are created or assumed contemporaneously with, or within 90 days after, such acquisition, construction or improvement to secure or provide for the payment of the purchase price of such property or the cost of such construction or improvement incurred after the date hereof, or, in addition to mortgages contemplated by clause (C) below, mortgages on any Principal Property existing at the time of acquisition thereof; provided, however, that in the case of any such acquisition, construction or improvement the mortgage shall not apply to any property theretofore owned by the Guarantor or any Subsidiary, other than, in the case of any such construction or improvement, any theretofore unimproved real property on which the property so constructed, or the improvement, is located;

     (C) mortgages on any Principal Property or shares of stock or indebtedness acquired from a corporation which is merged with or into the Guarantor or a Subsidiary;

     (D) mortgages to secure Debt of a Subsidiary to the Guarantor or to another Subsidiary; and

     (E) any extension, renewal or replacement (or successive extensions, renewals or replacements), in whole or in part, of any mortgage referred to in the foregoing clauses (A) to (D) inclusive; provided, however, that the principal amount of Debt secured thereby shall not exceed the principal amount of Debt so secured at the time of such extension, renewal or replacement and that such extension, renewal or replacement shall be applicable only to all or a part of the property which secured the mortgage extended, renewed or replaced (plus improvements on the property).

(ii) The Guarantor will not, nor will it permit any Subsidiary to merge or consolidate with another corporation, or sell all or substantially all of its assets to another corporation for a consideration other than the fair market value thereof which consideration shall consist of liquid assets (which shall have a fair market value readily determinable by an independent source), (x) unless, in the case of a merger or consolidation of the Guarantor or a sale by the Guarantor of substantially all of its assets, the successor or purchasing corporation, as applicable, has assumed all of the obligations of the Guarantor hereunder and (y) if such other corporation has outstanding obligations secured by a mortgage which, after such merger, consolidation or sale would extend to any of the assets owned by the Guarantor or such Subsidiary immediately prior to such merger, consolidation or sale unless, prior to such merger, consolidation or sale, the Guarantor or such Subsidiary shall have effectively provided that this Guarantee (together with, if the Guarantor or such Subsidiary shall so determine, any other Debt, indebtedness or liability issued, assumed or guaranteed by the Guarantor or such Subsidiary, whether then existing or thereafter created) shall be secured by a mortgage, the lien of which, upon completion of said merger, consolidation or sale, will rank prior to the lien of such mortgage of such other corporation on all assets owned by the Guarantor or such Subsidiary immediately prior to such merger, consolidation or sale, which, upon completion of such merger, consolidation or sale, will be subjected to the lien of such mortgage of such other corporation.

(iii) In the event that the Guarantor shall enter into any indenture or other agreement or instrument relating to the issuance of Debt (collectively, referred to herein as an "indenture") and the provisions of any such indenture with respect to restrictions on Liens permitted to be created or to exist on any of the Guarantor's property or the granting of equal and ratable security interests (collectively, the "Lien Provisions") are more restrictive on the Guarantor than this subsection 10(e), then without any action by any Person, the Lien Provisions shall be deemed to be incorporated by reference in the provisions of this subsection 10(e) with the Obligations under this Guarantee constituting the "Debt" for purposes of such Lien Provision.

(f) Not enter into any material transaction with any Affiliate (other than a Subsidiary of Raytheon), including, without limitation, any purchase, sale, lease or exchange of property or the rendering of any service, unless any such transaction is upon fair and reasonable terms no less favorable to the Guarantor or such Material Subsidiary, as the case may be, than it would obtain in a comparable arm's length transaction with a Person not an Affiliate.

(g) Pay, discharge or otherwise satisfy at or before maturity or before they become delinquent, as the case may be, all obligations of whatever nature which are material to the business, operations, property or financial or other condition of the Guarantor and its consolidated Subsidiaries taken as a whole, except where the amount or validity thereof is currently being contested in good faith by appropriate proceedings and reserves in conformity with GAAP with respect thereto have been provided on the books of the Guarantor and its consolidated Subsidiaries taken as a whole.

(h) Comply with all Contractual Obligations and Requirements of Law except to the extent that the failure to comply therewith could not, in the aggregate, reasonably be expected to have a material adverse effect on the business, operations, property or financial or other condition of the Guarantor and its consolidated Subsidiaries taken as a whole or on the ability of the Guarantor to perform its obligations hereunder.

(i) Maintain with financially sound and reputable insurance companies insurance on all its property in at least such amounts and against at least such risks as are usually insured against in the same general area by companies engaged in the same or a similar business; and furnish to the Managing Facility Agent, upon written request of any Purchaser, a schedule of insurance then in force setting forth the type of coverage, the names of the insurance carriers, policy numbers, the amount and type of coverage and the term of each policy, together with a certificate or certificates of insurance.

(j) Permit representatives of the Managing Facility Agent or any Purchaser to visit and inspect any of its properties and examine and make abstracts from any books and records of the Guarantor with respect to the transactions contemplated by the Purchase Documents at any reasonable time and as often as may reasonably be necessary and to discuss the business, operations, properties and financial and other condition of the Guarantor and its Material Subsidiaries with officers of the Guarantor having knowledge of such matters and with its independent certified public accountants; provided that any information, records and materials obtained by the Managing Facility Agent or any Purchaser pursuant to this paragraph 10(j) shall be used by the Managing Facility Agent or such Purchaser solely in connection with its participation in the transactions contemplated by the Purchase Documents (including pursuant to subsection 11.6(b) and (c) of the Purchase Agreement) and shall be treated as confidential by the Managing Facility Agent or such Purchaser in accordance with Section 11.22 of the Purchase Agreement.

(k) Cause its short-term unsecured indebtedness to be rated by either or both S&P and Moody's and cause its long-term unsecured indebtedness to be rated by S&P, Moody's and Duff or any combination thereof.

(l) Within 45 days after the end of each of the first three fiscal quarters of each fiscal year of the Guarantor and within 90 days after the end of the fourth fiscal quarter of each fiscal year of the Guarantor, deliver to the Managing Facility Agent, with sufficient copies for each Purchaser, a certificate of the chief financial officer, treasurer or comparable officer of the Guarantor setting forth the Guarantor's Debt Ratio for the Guarantor's fiscal quarter ended prior to the date of such certificate and Interest Coverage Ratio for the Guarantor's four consecutive fiscal quarters ended prior to the date of such certificate, showing calculations therefor in reasonable detail and specifying whether a Trigger Amortization Event of the type specified in subsection 8.1(g) or (h) of the Purchase Agreement has occurred.

(m) Cause RAC to maintain full and adequate product liability insurance with respect to each Financed Aircraft with financially sound and reputable insurance companies (which may include a program of product liability insurance maintained by an Affiliate of Raytheon, the sole business of which is providing insurance for Raytheon and its Affiliates).

     11. Severability. Any provision of this Guarantee which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

     12. Paragraph Headings. The paragraph headings used in this Guarantee are for convenience of reference only and are not to affect the construction hereof or be taken into consideration in the interpretation hereof.

     13. No Waiver; Cumulative Remedies. Neither the Managing Facility Agent nor any Purchaser shall by any act (except by a written instrument pursuant to paragraph 14 hereof), delay, indulgence, omission or otherwise be deemed to have waived any right or remedy hereunder or to have acquiesced in any default or Amortization Event, Ineligibility Event, Remittance Event, Discount Event or Rating Event, or in any breach of any of the terms and conditions hereof. No failure to exercise, nor any delay in exercising, on the part of the Managing Facility Agent or any Purchaser, any right, power or privilege hereunder shall operate as a waiver thereof. No single or partial exercise of any right, power or privilege hereunder shall preclude any other or further exercise thereof or the exercise of any other right, power or privilege. A waiver by the Managing Facility Agent or any Purchaser of any right or remedy hereunder on any one occasion shall not be construed as a bar to any right or remedy which the Managing Facility Agent or such Purchaser would otherwise have on any future occasion. The rights and remedies herein provided are cumulative, may be exercised singly or concurrently and are not exclusive of any rights or remedies provided by law.

     14. Waivers and Amendments; Successors and Assigns. None of the terms or provisions of this Guarantee may be waived, amended, supplemented or otherwise modified except by a written instrument executed by the Guarantor and the Managing Facility Agent in accordance with the Purchase Agreement. This Guarantee shall be binding upon the successors and assigns of the Guarantor and shall inure to the benefit of the Managing Facility Agent and the Purchasers and their successors and assigns.

     15. GOVERNING LAW. THIS GUARANTEE AND THE OBLIGATIONS OF THE GUARANTOR HEREUNDER SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

     16. Notices. All notices by the Managing Facility Agent to the Guarantor hereunder to be effective shall be in writing (including by telecopy or telex), and shall be deemed to have been duly given or made when delivered by hand, in the case of mail, three Business Days after deposit in the mail, postage prepaid, in the case of telecopy notice, when received, or in the case of telex notice, when sent, answerback received, addressed to the Guarantor at its address or transmission number set forth under its signature below. The Guarantor may change its address and transmission numbers by written notice to the Managing Facility Agent.

     17. Authority of Managing Facility Agent. The Guarantor acknowledges that the rights and responsibilities of the Managing Facility Agent under this Guarantee with respect to any action taken by the Managing Facility Agent or the exercise or non-exercise by the Managing Facility Agent of any option, right, request, judgment or other right or remedy provided for herein or resulting or arising out of this Guarantee shall, as between the Managing Facility Agent and the Purchasers, be governed by the Purchase Agreement and by such other agreements with respect thereto as may exist from time to time among them, but, as between the Managing Facility Agent and the Guarantor, the Managing Facility Agent shall be conclusively presumed to be acting as agent for the Purchasers with full and valid authority so to act or refrain from acting, and the Guarantor shall not be under any obligation, or entitlement, to make any inquiry respecting such authority.

     18. Waivers. Each of the Managing Facility Agent and, by its acceptance of this Guarantee, each Purchaser hereby irrevocably and unconditionally waives, to the maximum extent not prohibited by law, any right the Managing Facility Agent or such Purchaser may have to claim or recover in any legal action or proceeding relating to this Guarantee any special, exemplary, punitive or consequential damages; provided that the waiver contained in this paragraph 18 shall not extend to any right to claim or recover from the Guarantor any special, exemplary, punitive or consequential damages for which the Managing Facility Agent or any Purchaser is liable to any Person (other than an Affiliate of the Managing Facility Agent or such Purchaser).

     19. Acknowledgements. The Guarantor hereby acknowledges with respect to the transactions contemplated by the Purchase Documents that:

(a) it has been advised by counsel in the negotiation, execution and delivery of this Guarantee;

(b) neither the Managing Facility Agent nor any Purchaser has any fiduciary relationship to the Guarantor or the Seller and the relationship between the Managing Facility Agent and the Purchasers, on the one hand, and the Guarantor or the Seller, on the other hand, is solely that of debtor and creditor; and

(c) no joint venture exists among the Purchasers, among the Seller, the Purchasers and the Managing Facility Agent or among the Guarantor, the Purchasers and the Managing Facility Agent.

     20. WAIVERS OF JURY TRIAL. THE GUARANTOR AND, BY THEIR ACCEPTANCE HEREOF, THE MANAGING FACILITY AGENT AND THE PURCHASERS HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVE TRIAL BY JURY IN ANY LEGAL ACTION OR PROCEEDING RELATING TO THIS GUARANTEE AND FOR ANY COUNTERCLAIM THEREIN.

     21. Submission To Jurisdiction; Waivers. The Guarantor hereby irrevocably and unconditionally:

(a) submits for itself and its property in any legal action or proceeding relating to this Guarantee, or for recognition and enforcement of any judgment in respect thereof, to the non-exclusive general jurisdiction of the courts of the State of New York, the courts of the United States of America for the Southern District of New York, and appellate courts from any thereof;

(b) consents that any such action or proceeding may be brought in such courts and waives any objection that it may now or thereafter have to the venue of any such action or proceeding in any such court or that such action or proceeding was brought in an inconvenient court and agrees not to plead or claim the same;

(c) agrees that service of process in any such action or proceeding may be effected by mailing a copy thereof by registered or certified mail (or any substantially similar form of mail), postage prepaid, to it at its address set forth below its signature hereto or at such other address of which the Managing Facility Agent shall have been notified pursuant hereto;

(d) agrees that nothing herein shall affect the right to effect service of process in any other manner permitted by law or shall limit the right to sue in any other jurisdiction; and

(e) waives, to the maximum extent not prohibited by law, any right it may have to claim or recover in any legal action or proceeding referred to in this subsection any special, exemplary, punitive or consequential damages.

     22. Existing Guaranties Superseded. Upon the execution and delivery of the Purchase Agreement, the Repurchase Agreement and this Guarantee, the obligations of the Guarantor under the Existing Guarantees shall be continued (and not repaid) by and in accordance with the terms hereof and the obligations guaranteed thereunder shall be amended and restated (and not repaid) by and in accordance with the terms of the Purchase Agreement and the Repurchase Agreement as described therein.

                  IN WITNESS WHEREOF, the Guarantor has caused this Guarantee to be duly executed and delivered in New York, New York by its proper and duly authorized officer as of the day and year first above written.


RAYTHEON COMPANY

By:
Title:

Address for Notices:

Raytheon Company
141 Spring Street
Lexington, Massachusetts 02173

Attention:  Vice President & Treasurer
Telecopy:  (718) 860-2240


Acknowledged By:

BANK OF AMERICA NATIONAL TRUST
AND SAVINGS ASSOCIATION,
  as Managing Facility Agent

By:
Title: